Exhibit No. 15

May 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

RE:	Regis Corporation Registration
Statements on Form S-3
(File No. 333-100327, No. 333-
51094, No. 333-28511, No. 333-
78793, No. 333-49165, No. 333-
89279, No. 333-90809, No. 333-
31874, No. 333-57092, No. 333-
72200, No. 333-87482 and No. 333-
102858), and Form S-8 (File No. 33-
44867 and No. 33-89882)

Commissioners:

We are aware that our report dated April 22, 2003, on our review of the interim consolidated financial information of Regis Corporation for the period ended March 31, 2003, and included in the Company’s quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota